MidAmerican Energy Holdings Company
                           666 Grand Avenue, Suite 500
                             Des Moines, Iowa 50309





September 17, 2008

Mr. Mayo A. Shattuck III
Chairman, President and Chief Executive Officer
Constellation Energy Group, Inc.
750 E. Pratt Street
Baltimore, Maryland 21202


Dear Mayo:

     This letter agreement sets forth the agreement among MidAmerican Energy Holdings Company or its affiliate (collectively, "Purchaser"), and Constellation Energy Group, Inc. (the "Company"), pursuant to which the parties will pursue a proposed transaction which includes the principal terms described in Exhibit A annexed hereto (the "Proposed Transaction").

1. Publicity; Public Filings. Purchaser and the Company will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to this letter agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, unless required by applicable law or the rules of a national securities exchange. In the event that any party concludes that it is required by law or relevant stock exchange rules to make a public statement with respect to this letter agreement or the transactions contemplated herby or make any public filing with respect thereto, including any filing with the Securities and Exchange Commission, such party will immediately provide to the other parties hereto for review a copy of any such press release, statement or filing, and will not issue any such press release, or make any such public statement or filing, prior to such consultation and review, unless required by applicable law or the rules of a national securities exchange.

2. Definitive Agreement; Diligence Access. (a) Purchaser and the Company will immediately commence good faith negotiations with a view to agreeing upon a definitive merger agreement, definitive preferred stock investment agreement and articles supplementary and other definitive agreements relating to the Proposed Transaction and related transactions on a basis consistent with the terms and conditions set forth on Exhibit A and which are otherwise mutually acceptable to the parties in their respective sole discretion. It is the parties intention to work expeditiously toward execution of a definitive merger agreement, the other definitive agreements and definitive ancillary documents as soon as reasonably possible, and in any event prior to 5:00 p.m. (New York City time) on Friday, September 19, 2008. Purchaser agrees that it will not require a financing condition in the definitive purchase agreement.

(b) Commencing immediately, the Company will, and will cause their respective Representatives to, provide full and immediate access to their respective properties, assets, records and employees for the purposes of allowing Purchaser and its Representatives to conduct due diligence with respect to the business of the Company and the related transactions, but only to the extent that the Company may do so without violating applicable laws or violating any non-waivable obligations to third parties. Purchaser's investigation shall be conducted in a manner that minimizes interference with the operation of the business of the Company.

3. Exclusivity. During the period commencing immediately on the date of execution of this letter agreement and ending on the earlier of the date of execution of a definitive merger agreement and 5:00 p.m. New York City time, September 19, 2008 (the "Exclusivity Period"), none of the Company or any of its subsidiaries, affiliates, officers, directors, employees, attorneys, accountants, investment bankers and other agents or representatives (collectively, "Representatives") will, directly or indirectly, solicit, encourage, cooperate with, approve or permit any offers, bids or indications of interest, or initiate or engage in negotiations with any person other than Purchaser, with respect to the business of the Company or any part thereof or any other transaction which would conflict with the intent of this letter agreement, including without limitation any (i) direct or indirect acquisition or purchase by any person or entity of more than 10% of the voting securities of, or equity interest in, the Company or any of its material subsidiaries or
(ii) merger, consolidation or sale of all or substantially all of the assets of the Company, or any recapitalization, liquidation, dissolution or similar transaction involving the Company or any material subsidiary thereof (collectively, "Alternative Transactions"). The Company and its Representatives shall immediately cease any ongoing discussions or negotiations with any third party with respect to any Alternative Transaction. Except as permitted by Paragraph 2 of this letter agreement, none of the Company or its Representatives shall furnish, or authorize or permit any of their respective Representatives to furnish, any information concerning this letter agreement or the transactions contemplated hereby to any person or entity or any non-public information regarding the Company's business or any part thereof to any person or entity. In the event that any person or entity should seek to initiate negotiations relative to an Alternative Transaction or any other material transaction regarding the Company's business or any part thereof, the Company shall immediately notify Purchaser of such contact and the material terms and conditions of any offer.

4. Fees and Expenses. Subject to the prior receipt of the Board Approval (as defined below in Paragraph 5), by no later than 10:00 a.m. New York City time on September 18, 2008, the Purchaser shall have received from the Company the sum of $25,000,000, in cash by wire transfer of immediately available funds to the account designated in writing by the Purchaser to the Company, which payment shall be non-refundable under any and all circumstances. In exchange, the Purchaser agrees that it will be responsible for its own costs and expenses in connection with this letter agreement and the drafting, negotiation and execution of the definitive agreements, including all fees and expenses of its attorneys, accountants, consultants, investment bankers, finders or brokers.

5. Non-Binding Purchase and Sale Commitment; Termination. The parties acknowledge and agree that they have not reached agreement upon, and this letter does not reflect, all matters upon which agreement must be reached in order for the proposed acquisition to be consummated. Moreover, this letter agreement does not obligate either party to negotiate, execute or consummate a definitive merger agreement or other definitive agreements relating to the Proposed Transaction. A binding commitment with respect to the Proposed Transaction (or any related transaction) will result only from the execution of a definitive merger agreement, a definitive preferred stock investment agreement and other ancillary definitive agreements with respect thereto, subject to such conditions as may be contained therein, and remains subject to the prior approval of the Company's board of directors and the exercise by the board of its fiduciary obligations. Nonetheless, Paragraphs 1, 2, 3 and 4 and this Paragraph 5 of this letter agreement are intended to constitute binding obligations of the parties hereto. Except for Paragraph 4 and this Paragraph 5 of this letter agreement which shall survive, this letter agreement shall terminate (i) in the event the Board of Directors of the Company does not approve this letter agreement by 9:00 a.m. New York City time on September 18, 2008 (the "Board Approval") or (ii) in the event the Board Approval is received, upon the expiration of the Exclusivity Period, unless such period is mutually extended by the parties hereto. This letter agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed within such state.

                            [Signature Page Follows]

Please confirm that you are in agreement with the foregoing by signing the enclosed copy of this letter agreement and returning it to the undersigned before 11:59 p.m., New York City time, September 17, 2008.

                              Very truly yours,

                              MIDAMERICAN ENERGY HOLDINGS COMPANY


                              By:/s/ Gregory E. Abel
                                 -----------------------------------------------
                                 Name:   Gregory E. Abel
                                 Title:  President and Chief Executive Officer



Accepted and Agreed as of September17, 2008:

CONSTELLATION ENERGY GROUP, INC.


By:/s/ Mayo A. Shattuck III
   -------------------------------------------------------
   Name:   Mayo A. Shattuck III
   Title:  Chairman, President and Chief Executive Officer

                                    Exhibit A
                                    ---------
                           Principal Transaction Terms
                           ---------------------------



---------------------------------- ---------------------------------------------
CONVERTIBLE
PREFERRED STOCK:
---------------------------------- ---------------------------------------------
Issuer:                            Constellation Energy Group, Inc., a Maryland
                                   corporation ("CEG" or the "Company")
---------------------------------- ---------------------------------------------
Purchaser:                         MidAmerican Energy Holdings Company
                                   ("Purchaser")
---------------------------------- ---------------------------------------------
Type of Security:                  Series A Convertible Preferred Stock, par
                                   value $0.01 per share (the "Series A
                                   Preferred Stock").
---------------------------------- ---------------------------------------------
Securities to be Purchased:        Purchaser would invest an aggregage of
                                   $1 billion (the "Invested Amount") in
                                   exchangefor shares of Series A Preferred
                                   Stock at purchase price of $100,000 per
                                   share upon the execution of the definitive
                                   purchase agreement and the receipt of any
                                   required regulatory approvals.
---------------------------------- ---------------------------------------------
Terms of Series A Preferred        Dividends
Stock:                             ---------

                                   8% per annum payable in cash, cumulative and compounding quarterly, payable when and as authorized by the Board of Directors of the Company (the "Board of Directors") and prior and in preference to any other series or class of stock of the Company; restriction on payment of dividends on capital stock in any year unless all dividends on the Series A Preferred Stock have been paid in full. Such dividends shall be payable on the date prior to the payment date of the Company's regular quarterly dividend.

                                   Mandatory Conversion
                                   --------------------

                                   Upon the occurrence of a Conversion Date (as
                                   defined below), the Series A Preferred Stock
                                   shall automatically convert into: (i) a
                                   number of shares of the Company's Common
                                   Stock equal to 19.9% of the Company's
                                   outstanding Common Stock on the date the
                                   Series A Preferred Stock Purchase Agreement
                                   is executed and (ii) $1 billion aggregate
                                   principal amount of the Company's 14% Senior
                                   Notes having the terms described below under
                                   "Terms of 14% Senior Notes". "Conversion
                                   Date" shall mean the first to occur of: (i)
                                   the date that is 6 months following the
                                   Purchaser's exercise of the Limited Due
                                   Diligence Termination Right (as defined
                                   below) if the Company has not redeemed the
                                   Series A Preferred Stock by such date, (ii)
                                   the date the Merger Agreement is terminated
                                   (other than upon exercise of the Limited Due
                                   Diligence Termination Right or due to a
                                   breach of the agreement by the Purchaser) and
                                   (iii) the drop dead date of the Merger
                                   Agreement,
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
                                   including any extension thereof by the
                                   Company or the Purchaser.

                                   Treatment of Dividends on Conversion
                                   ------------------------------------

                                   Upon conversion of the Series A Preferred
                                   Stock, any accrued but unpaid dividends
                                   thereon would be paid to the holder of the converted shares in cash.

                                   Liquidation Preference
                                   ----------------------

                                   Upon the occurrence of a Liquidation Event
                                   (as hereinafter defined), the holders of Series A Preferred Stock would be entitled to receive, in preference to the holders of the Common Stock and the holders of any other capital stock of the Company, an amount in cash equal to the Invested Amount plus all accrued but unpaid dividends thereon (the "Liquidation Preference").

                                   "Liquidation Event" would mean, (i) any
                                   liquidation, dissolution or winding up of the Company or (ii) a consolidation, merger, reorganization or other form of acquisition of the Company (including through a stock purchase) or a sale of all or substantially all of its assets, except in cases where the stockholders of the Company immediately prior to such transaction own more than 50% of the voting stock of the Company or, if applicable, the resulting or surviving corporation, immediately following such transaction; provided, however, that the consummation of the transactions contemplated by the Merger Agreement shall not be deemed to constitute a Liquidation Event.

                                   Redemption at Option of Holder
                                   ------------------------------

                                   At any time on or after the second
                                   anniversary of the initial issuance date of the Series A Preferred Stock, the holders of the Series A Preferred Stock would be entitled to require the Company to redeem the Series A Preferred Stock at an aggregate redemption price equal to the Liquidation Preference of the Series A Preferred Stock.

                                   Redemption at Option of the Company
                                   -----------------------------------

                                   During the 6 month period following
                                   Purchaser's exercise of the Limited Due
                                   Diligence Termination Right, the Company shall have the right to redeem the Series A Preferred Stock at an aggregate redemption price equal to the Liquidation Preference of the Series A Preferred Stock.

                                   Voting Rights
                                   -------------

                                   Except as set forth below, holders of Series
                                   A Preferred Stock would not be entitled to
                                   vote on any matters presented to the holders
                                   of Common Stock.
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
                                   Without the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Company would not, and would not permit any subsidiary to:

                                   1.   in the case of the Company, alter or
                                        amend the preferences, privileges or
                                        rights of the Series A Preferred Stock
                                        or create any class of shares senior to
                                        or pari passu with the Series A
                                        Preferred Stock in any respect;

                                   2.   liquidate or dissolve or file a
                                        voluntary petition for bankruptcy or
                                        adopt any plan for any of the foregoing;

                                   3.   amend the Company's or any subsidiary's
                                        Charter or Bylaws or equivalent
                                        organizational documents;

                                   4.   increase the amount of the Company's
                                        regular quarterly cash dividend, pay any special dividend or distribution or otherwise repurchase or redeem any equity securities, other than as required by the terms of equity securities outstanding on the date of issuance of the Series A Preferred Stock or in the case of the Company, authorize or issue any shares of capital having a right to dividends (other than Common Stock) or redemption;

                                   5.   permit the Company or any of its
                                        subsidiaries to incur any indebtedness
                                        for borrowed money, other than the
                                        incurrence by the Company of senior
                                        unsecured debt ranking pari passu with
                                        the Company's existing senior unsecured
                                        debt in the ordinary course of business
                                        consistent with past practice and the
                                        Company's current business plan and
                                        Baltimore Gas & Electric Company ("BGE") may issue new debt consistent with both its past practices and regulatory approvals;

                                   6.   take any action that require common
                                        shareholder approval if the dividend has not been paid for two consecutive quarters, excluding the election of directors and the ratification of the Company's independent auditors; or

                                   7.   other mutually agreed covenants.

                                   Adjustments
                                   -----------

                                   The number of shares of Common Stock issuable
                                   upon conversion of the Series A Preferred
                                   Stock shall be appropriately adjusted to give
                                   effect to any stock split, recapitalization,
                                   stock dividend or similar event.
---------------------------------- ---------------------------------------------
Information Rights:                At any time that the Company is not required
                                   to file periodic reports with the SEC, the
                                   Company would be required to provide the
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
                                   Purchaser the following information:

                                   1. consolidated unaudited monthly financial statements prepared in accordance with US GAAP (including an income statement, balance sheet, and cash flow statement, with comparisons to budget and prior year) within 30 days of month-end,
                                        consolidated unaudited quarterly
                                        financial statements prepared in
                                        accordance with US GAAP (including an
                                        income statement, balance sheet, and
                                        cash flow statement, with comparisons to budget and prior year) within 30 days of quarter-end, and annual consolidated audited financial statements within 90 days of fiscal year-end (certified by a "Big 4" accounting firm);

                                   2.   customary notices of material events
                                        (e.g., litigation, etc.); and

                                   3.   such other information and access as the
                                        Investors may reasonably request.
---------------------------------- ---------------------------------------------
Registration Rights:               At the expense of the Company, the
                                   Purchaser would have the following demand and piggyback registration rights as to the Series A Preferred Stock (and the securities issuable upon conversion thereof): up to two
                                   (2) demand rights, unlimited S-3
                                   registrations; and unlimited piggyback
                                   rights; standard underwriting control
                                   arrangements and lockup.

                                   Contemporaneously with the issuance of the
                                   Common Stock upon conversion of the Series A
                                   Preferred Stock, the Company shall file and
                                   as promptly as practicable thereafter have
                                   declared effective, a resale registration
                                   statement on Form S-3 (or any successor
                                   form).
---------------------------------- ---------------------------------------------
Board of Directors; Board          For so long as the Purchaser or its
Observer:                          affiliates owns at least 33.3% of the shares
                                   of Series A Preferred Stock originally issued to it or 50% of the shares of Common Stock issued to Purchaser or its affiliates upon conversion of the Series A Preferred Stock, the Purchaser shall have the right to nominate to the Board of Directors one individual to the Board of Directors. The size of the board will be increased as necessary to provide for the foregoing board seat, and the individual designated by the Purchaser will be appointed to the Board of Directors to occupy such seat. So long as the Purchaser is entitled to nominate one member to the Board of Directors, such nominee would have the right to be a member of each committee of the Board of Directors established from time to time, subject to the terms of applicable law. The Board of Directors shall take all necessary actions to cause the Purchaser nominee to be appointed to the Board of Directors.

                                   If the Purchaser chooses not to exercise its
                                   right to nominate a member to the Board of
                                   Directors, the Purchaser shall have the right to designate one person as an observer, which person would have
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
                                   the right to attend and participate in all
                                   meetings of, and receive all material
                                   distributed to, the Board of Directors,
                                   subject to customary exceptions. Observer
                                   rights extend to committees.
---------------------------------- ---------------------------------------------
Closing Conditions:                The purchase of the Series A Preferred Stock
                                   would be subject to customary conditions to
                                   closing, including negotiation, execution and
                                   delivery of definitive agreements setting
                                   forth the foregoing terms and containing
                                   customary representations, warranties,
                                   covenants and conditions, including the
                                   receipt of any required governmental consents
                                   and approvals, the waiver by each executive
                                   officer of the right to receive replacements
                                   options pursuant to such executive officer's
                                   severance agreements upon the consummation of
                                   the Merger and the execution of the Merger
                                   Agreement by each of the parties thereto.
---------------------------------- ---------------------------------------------
Transferability:                   The Series A Preferred Stock (and Common
                                   Stock and 14% Senior Notes issued upon
                                   conversion thereof) shall be freely
                                   transferable, subject to compliance with
                                   applicable securities laws.
---------------------------------- ---------------------------------------------
Terms of the 14% Senior Notes      Issuer
                                   ------

                                   The 14% Senior Notes shall be issued by the Company.

                                   Guarantors
                                   ----------

                                   The 14% Senior Notes shall be guaranteed by the Company's subsidiaries, other than BGE.

                                   Interest Rate
                                   -------------

                                   The principal amount of the 14% Senior Notes shall accrue interest at an annual rate of 14%. During the continuance of an Event of Default, interest shall accrue at a rate 3% greater than otherwise applicable. Interest shall be payable monthly in cash.

                                   Maturity Date
                                   -------------

                                   The 14% Senior Notes shall mature and be due and payable in full on the first anniversary of the original issuance date of the notes.

                                   Ranking
                                   -------

                                   The 14% Senior Notes shall rank pari passu with the senior most unsecured debt of the Company.

                                   Covenants
                                   ---------

                                   The 14% Senior Notes will include negative
                                   covenants restricting the Company from
                                   incurring senior or pari passu debt and the
                                   Company's subsidiaries from incurring any
                                   debt, or the Company or its subsidiaries from making restricted payments, engaging in
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
                                   fundamental changes (i.e., mergers, sales of assets, etc.) and other customary restrictions; provided, however, that the Company may refinance debt maturing within 6 months and the Company's subsidiaries may refinance existing debt, in each case, in principal amounts and at rankings not to exceed the existing principal amount or rankings of the debt refinanced and Baltimore Gas & Electric Company may issue new debt consistent with both its past practices and regulatory approvals. The 14% Senior Notes will include customary affirmative covenants like information covenants.

                                   Events of Default
                                   -----------------

                                   Customary events of default including a cross default on debt of the Company and its subsidiaries.

                                   Change of Control Offer
                                   -----------------------

                                   Upon a change of control (other than
                                   resulting from the Merger (as defined
                                   below)), the Company shall be required to offer to purchase the Notes at 101% of the outstanding aggregate principal amount thereof plus any unaccrued but unpaid interest thereon.

                                   Expenses and Indemnification
                                   ----------------------------

                                   Customary provisions providing for
                                   reimbursement of expenses and indemnification of the Holder.

                                   Governing Law and Jurisdiction
                                   ------------------------------

                                   New York law and New York courts
---------------------------------- ---------------------------------------------
MERGER AGREEMENT
----------------
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
Structure:                         A wholly owned subsidiary of Purchaser shall
                                   merge with and into the Company with the
                                   Company as the surviving corporation (the
                                   "Merger").
---------------------------------- ---------------------------------------------
Merger Consideration:              $26.50 per share of Common Stock.  All
                                   outstanding preferred stock of the Company,
                                   other than the Series A Preferred Stock,
                                   shall be redeemed upon the closing of the
                                   Merger.
---------------------------------- ---------------------------------------------
Representations and Warranties:    The Merger Agreement will contain
                                   representations and warranties reasonably
                                   acceptable to Purchaser.
---------------------------------- ---------------------------------------------
Closing Conditions:                The Merger Agreement will contain customary
                                   closing conditions reasonably acceptable to
                                   Purchaser. The Merger will not be subject to
                                   a financing condition. Closing conditions
                                   will include (i) the senior unsecured debt of
                                   the Company must be rated investment grade
                                   with no less than a stable outlook by
                                   Moody's, S&P and
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
                                   Fitch, (ii) that as of the closing date the
                                   Purchaser would not be entitled to exercise
                                   the Limited Due Diligence Termination Right
                                   (assuming such right was exercisable as of
                                   the closing date, the determination period
                                   runs from the June 30, 2008 to the closing
                                   date and that an adverse net economic change
                                   in excess of $400 million shall be deemed to
                                   be material for purposes of the closing
                                   condition) and (iii) the absence of a
                                   material adverse effect.
---------------------------------- ---------------------------------------------
Regulatory Approvals:              The Company and the Purchaser will agree to
                                   cooperate to obtain all required regulatory
                                   approvals; provided, however, that in no
                                   event shall the Purchaser or Company agree
                                   to, without the prior written consent of the
                                   other party (which consent may be withheld in
                                   such party's sole discretion), (i) capital
                                   expenditures, (ii) rate reductions or (iii)
                                   actions otherwise, individually or in
                                   aggregate, having an adverse effect on either
                                   the Purchaser or the Company, in each case in
                                   excess of an amount deemed acceptable to the
                                   Purchaser in its reasonable discretion.
---------------------------------- ---------------------------------------------
Non-Solicitation; Special          From and after the date of the Merger
Meeting                            Agreement, the Company shall be bound by a
                                   non-solicitation/no shop clause reasonably acceptable to Purchaser. Therefore, if the Company receives an unsolicited bona-fide acquisition proposal (to be defined in the Merger Agreement) prior to obtaining stockholder approval for the Merger, which constitutes a Superior Proposal (to be defined in the Merger Agreement), the Company may engage in discussions with and share information with the proposing party. The
                                   Company shall promptly notify the Purchaser of the material terms of any such proposal
                                   (including the identity of the party making the proposal) and keep the Purchaser informed on a current basis as to any significant changes or developments with respect to any proposal or other written or oral inquiries.

                                   The Company may not terminate the Merger
                                   Agreement in order to accept a Superior
                                   Proposal prior to the holding of the
                                   stockholder meeting to approve the
                                   Merger and the other transactions
                                   contemplated by the Merger Agreement.

                                   Following a stockholder vote rejecting the Merger and assuming stockholder approval of the Merger has not been obtained, the Company may terminate the Merger Agreement in order to accept a Superior Proposal, but only if
                                   (i) the Company nor its representatives have breached the non-solicitation covenants, (ii) the Company has provided the Purchaser with 5-business days advance notice in writing of its intent to do so and such Superior Proposal remains a Superior Proposal at the end of such 5-business day period and (iii) the Company has paid the Termination Fee to the Purchaser.

                                   The Company shall be required to call and
                                   hold a Special Stockholders Meeting as
                                   promptly as practicable following the
                                   execution of the Merger Agreement for the
                                   purposes of obtaining
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
                                   stockholder approval of the Merger and the
                                   other transactions contemplated by the Merger
                                   Agreement. The Company shall file the
                                   preliminary proxy statement relating to the
                                   Special Stockholders Meeting as promptly as
                                   practicable (but in any event within 30 days)
                                   following the execution of the Merger
                                   Agreement.
---------------------------------- ---------------------------------------------
Covenants:                         The Company will agree to operating covenants
                                   during the pendency of the Merger Agreement
                                   reasonably acceptable to Purchaser, including
                                   a restriction on the payment of dividends and
                                   a prohibition on the issuance of capital
                                   stock.
---------------------------------- ---------------------------------------------
D&O Indemnification;               The Purchaser will agree to continue the
Insurance:                         indemnification and exculpation provisions
                                   currently contained in the Company's articles
                                   of incorporation or bylaws and shall agree to
                                   continue the current D&O policy for the
                                   benefit of the Company's officers and
                                   directors for a period of 6 years following
                                   the closing of the Merger; provided, however,
                                   that the Purchaser shall not be required to
                                   pay premiums in excess of 150% of the current
                                   premiums paid by the Company.
---------------------------------- ---------------------------------------------
Termination Fee:                   In consideration for the purchase of the
                                   Series A Preferred Stock and the execution of
                                   the Merger Agreement, in the event the Merger
                                   Agreement is terminated for any reason,
                                   including without limitation, upon a
                                   withdrawal of the Board's recommendation of
                                   the transactions contemplated by the Merger
                                   Agreement, the occurrence of the drop dead
                                   date, a termination to accept a Superior
                                   Proposal, a breach of the Merger Agreement by
                                   the Company or otherwise, other than upon
                                   exercise of the Limited Due Diligence
                                   Termination Right or due to a breach of the
                                   agreement by the Purchaser, the Company shall
                                   pay a termination fee of $175 million to the
                                   Purchaser contemporaneously with the
                                   termination of the Merger Agreement.
---------------------------------- ---------------------------------------------
Limited Due Diligence              For a period of 14 days following the later
Termination Right                  of the execution of the Merger Agreement and
                                   the date the Company and the Purchaser agree
                                   that the Purchaser and its representatives
                                   have been given full access to the Company's
                                   books and records relating to the retail and
                                   wholesale businesses, trading records and
                                   appropriate personnel, the Purchaser shall
                                   have the right to terminate the Merger
                                   Agreement if the Purchaser determines, in its
                                   sole discretion, that since June 30, 2008
                                   either the retail and/or wholesale businesses
                                   or assets have materially deteriorated. The
                                   parties agree that an adverse change in the
                                   net economic value of such businesses or
                                   assets in excess of $200 million shall be
                                   deemed to be material for purposes of the
                                   Limited Due Diligence Termination Right.
---------------------------------- ---------------------------------------------
Non-Survival:                      The representations and warranties shall not
                                   survive the closing of the Merger.
---------------------------------- ---------------------------------------------

---------------------------------- ---------------------------------------------
Remedies:                          The Purchaser shall be entitled to seek
                                   specific performance of the Company's
                                   obligations under the agreement. The
                                   Company's sole and exclusive recourse against
                                   the Purchaser and its affiliates shall be
                                   limited to a right to offset against any
                                   obligations under the Series A Preferred
                                   Stock or the securities issuable upon
                                   conversion thereof.
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Drop Dead Date:                    9 months following the execution of the
                                   Merger Agreement, which date may be
                                   extended by the Purchaser or the Company for
                                   up to 3 months.
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Governing Law for Merger:          Maryland
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